As Filed with the Securities and Exchange Commission April 19, 2002
                                                     Registration No. 333-65864

--------------------------------------------------------------------------------


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form SB-2

                          Pre-Effective Amendment No. 2


                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                          GLOBAL MEDICAL HOLDINGS, INC.

                 (Name of small business issuer in its charter)

    Nevada                               5047                      65-0822997
(State or jurisdiction of       (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization) Classification Code Number)  Identification No.)

                          Global Medical Holdings, Inc.
                              16553 Turquoise Trail
                                Weston, FL 33331
                                  954-349-4693
          (Address and telephone number of principal executive offices

                               Walter P. Scholler
                              16553 Turquoise Trail
                                Weston, FL 33331
            (Name, address and telephone number of agent for service)

                                   Copies to:
                            Stephen B. Schneer, Esq.
                          605 Third Avenue, 11th Floor
                             New York City, NY 10158
                            Telephone: (212) 972-1100
                            Facsimile: (212) 983-5271


         Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: |_|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
================================================================================
 Title of each class                       Proposed      Proposed
 of securities to          Amount          maximum       maximum
  be registered             To be          offering      aggregate   Amount of
                          registered      price per      offering   registration
                                            unit         price(1)       fee
--------------------------------------------------------------------------------

Common stock, $0.001       600,000          $.50         $300,000     $198.20
par value per share
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(f) under the Securities Act of 1933.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

                   Subject To Completion, Dated May [__], 2002

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                                600,000 Shares of
                          Global Medical Holdings, Inc.

                                  Common Stock


         eSAFETYWORLD, Inc. is distributing to its stockholders of record on the record date of [___________], 2002, 600,000 shares of common stock of Global Medical Holdings, Inc. The distribution will be pro rata to the eSAFETYWORLD stockholders based on the number of shares owned by each. eSAFETYWORLD stockholders will receive one Global Medical share for each five shares held. Fractional shares will be rounded to the nearest whole share. eSAFETYWORLD will send Global Medical stock certificates to the eSAFETYWORLD stockholders on about [__________], 2002. Global Medical will not receive any proceeds from the distribution of the shares.

    eSAFETYWORLD stockholders are not required to take any action to receive their shares of Global Medical common stock. No consideration will be paid by holders of eSAFETYWORLD common stock for shares of Global Medical common stock. Because of eSAFETYWORLD's role in the Distribution, it is deemed to be a statutory "underwriter" within the meaning of Section 2(11) of the Securities Act.

         Global Medical is a startup company with no revenues or operating funds. There currently is no public market for the shares of Global Medical common stock, and neither eSAFETYWORLD nor Global Medical can assure that a trading market will develop. Global Medical is applying to have its common stock quoted on the Over-the-Counter Bulletin Board which is referred to by us as the OTCBB under the symbol "GMHC" effective at the time of the distribution. It is likely that our shares will be considered to be a penny stock if it is quoted on the OTCBB. The penny stock rules generally require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased before a trade involving a penny stock is executed.


         The ownership of Global Medical common stock involves significant risks. See "Risk Factors" beginning on page 10.

--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is May [__], 2002

This information does not constitute an offer to sell or the solicitation of an offer to buy any securities.

                                Table of Contents


Summary..................................................................5
Risk Factors.............................................................9
Forward-Looking Statements...............................................15
The Distribution.........................................................16
Relationship of eSAFETYWORLD and
Global Medical Before and After the Distribution.........................24
Dividend Policy..........................................................24
Capitalization...........................................................24
Global Medical's Business................................................25
Management's Discussion and Analysis
of Results of Operations and Financial Condition.........................34
Global Medical's Management..............................................37
Description of Global Medical's Capital Stock............................38
Securities of Certain Beneficial Owners and Management...................40
Certain Relationships and Related Transactions...........................41
Legal Matters............................................................42
Experts..................................................................42
Available Information....................................................43
Index to Financial Statements............................................44




                                     Summary

         The following is a summary of certain information contained in this document. While this summary provides an accurate description of all material information included in this document, it is qualified in its entirety by the more detailed information and financial statements contained elsewhere in this document. The summary also addresses various questions that you may have about the pro rata dividend distribution to eSAFETYWORLD stockholders of 600,000 shares of Global Medical common stock by eSAFETYWORLD. We refer to this dividend distribution in this document as the "Distribution."


Q1:      What is the Distribution?

A: The Distribution is the method by which eSAFETYWORLD will distribute shares held by it in Global Medical as a dividend to eSAFETYWORLD's shareholders resulting in Global Medical becoming a publicly-held company with approximately 1,000 shareholders. Following the completion of the Distribution, Global Medical will comply with the periodic filing requirements of the Securities Exchange Act of 1934. This means that shareholders will have access to quarterly financial information and audited financial information at the conclusion of each fiscal year.

         According to the terms of the Distribution, eSAFETYWORLD will distribute to its stockholders, as of the close of business on [______________], 2002, in a dividend, one share of Global Medical common stock for every 5.0 shares of eSAFETYWORLD common stock held on [______________], 2002. Of the shares distributed by eSAFETYWORLD, 35.7% will be distributed to shareholders who are considered affiliates of eSAFETYWORLD, and the remainder will be distributed to shareholders who are not considered affiliates of eSAFETYWORLD. No shares are being distributed to affiliates of Global Medical.

         There is currently no trading market for Global Medical's shares, and no assurances can be given that a trading market will ever develop for the shares.

Q2:      What is Global Medical?

A: Global Medical is a development stage company with no revenues or resources that was incorporated in March 1998 and intends to provide management and administrative services to medical practices and eventually to develop and manage diagnostic testing and outpatient stereotactic radiosurgery and oncology centers.

Q3:      Why is eSAFETYWORLD effecting the Distribution?

A: eSAFETYWORLD is effecting the Distribution because it believes that the Distribution may provide potential value to eSAFETYWORLD's stockholders because it will offer shareholders with a source of liquidity. In addition, more potential investors may be interested in making an investment in a public company than in a private company.

Q4:      What is the tax effect of the Distribution?

A: Dividends and distributions received are taxable as ordinary income for federal income tax purposes pursuant to Section 311 of the Internal Revenue Code provided that eSAFETYWORLD has current or accumulated earnings and profits. eSAFETYWORLD did not have any earnings and profits at December 31, 2001. The fair market value of Global Medical's shares will be established by trading that develops immediately after the Distribution with respect to such shares. However, the Distribution is taxable even if a trading market for the shares never develops. eSAFETYWORLD has agreed to accept 600,000 shares of our common stock in settlement of $300,000 of services which equates to a value of $.50 per share. There can be no assurances that this price will in any way reflect the price at which our shares will trade after the effectiveness of this registration statement.

         The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor.

Q5:      What will eSAFETYWORLD stockholders receive in the Distribution?

A: In the Distribution, eSAFETYWORLD stockholders will receive one share of Global Medical common stock for every five shares of eSAFETYWORLD common stock they own on [______________], 2002. Immediately after the Distribution, eSAFETYWORLD's stockholders will still own their shares of eSAFETYWORLD common stock. Shares of eSAFETYWORLD common stock will represent stockholders' interests in the business of eSAFETYWORLD, and shares of Global Medical common stock that stockholders receive in the Distribution will represent their interests in the Global Medical business.

Q6:      What happens to eSAFETYWORLD shares after the Distribution?

A: After the Distribution, shares of eSAFETYWORLD common stock will continue to represent ownership of the businesses of eSAFETYWORLD and will continue to be traded under the ticker symbol "SFTY."

Q7:      What does an eSAFETYWORLD stockholder need to do now?

A: eSAFETYWORLD stockholders do not need to take any action. The approval of the eSAFETYWORLD stockholders is not required to effect the Distribution, and eSAFETYWORLD is not seeking a proxy from any stockholders. eSAFETYWORLD stockholders should not send in their eSAFETYWORLD share certificates to effect the Distribution. eSAFETYWORLD stockholders will automatically receive their shares of Global Medical common stock shortly following the Distribution.


Why You Were Sent This Document

         eSAFETYWORLD sent you this document because you were an owner of eSAFETYWORLD common stock on [______________], 2002. Holders of record of eSAFETYWORLD common stock, as of the close of business on [______________], 2002, will be entitled to receive a pro rata distribution of one share of Global Medical for every five shares of eSAFETYWORLD common stock held. No action is required on your part to participate in the Distribution, and you are not required to pay cash or other consideration to receive your Global Medical shares. No stockholder approval of the Distribution is required or sought. eSAFETYWORLD is not asking you for a proxy, and you are requested NOT to send a proxy to eSAFETYWORLD.

         This document describes Global Medical's business, how this transaction benefits eSAFETYWORLD's stockholders and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the Global Medical shares that you will receive in the Distribution. You should be aware of certain risks relating to the Distribution and Global Medical's business.

Summary of Global Medical's Business

         Global Medical is a development stage company with no revenues or resources that was incorporated in March 1998. To date, all of its activities have involved developing and refining Global Medical's business strategy and plan. We have not generated any revenues. Our goals are to provide management and administrative services to medical practices and eventually to develop and manage diagnostic testing and outpatient stereotactic radiosurgery and oncology centers.

         Global Medical does not have any credit facilities or other commitments for debt or equity financing. An initial capital raise of $250,000 will permit us to hire a few employees and begin soliciting revenue generating business. Following the effectiveness of this registration statement, we will engage the services of an investment banking firm to assist us in raising capital and will be guided by that firm's advice as to the form and nature of a transaction, if a transaction can be arranged on any terms of which there can be no assurances. We believe that current market conditions may make discretionary drawdown lines of credit or a similar equity infusion the most probable facility if our common stock begins to trade at sufficient volumes. However, no assurances can be given that we will be successful in obtaining any form of investment.

         Global Medical is unable to estimate a time period as to when we will commence promotional activities because of our extremely limited financial resources. The timing of the implementation of Global Medical's business strategy is dependent on our ability to obtain sufficient financing to undertake our plans. Global Medical cannot provide any assurances of the likelihood of us obtaining sufficient financing to undertake our operating plan. If we are unable to obtain financing or if the financing we do obtain is insufficient to cover any operating losses we may incur, we may substantially curtail or terminate our operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

         In September 2000, Global Medical entered into consulting agreements with eSAFETYWORLD, Inc. and an affiliated entity, EB Consulting, under which those entities agreed to provide Global Medical with strategic planning and management consulting services as well as administrative support services. Global Medical has agreed to pay eSAFETYWORLD and EB Consulting aggregate fees of $400,000 which at Global Medical's option could be satisfied by the issuance of an aggregate of 950,000 shares of Global Medical's common stock. In February 2001, Global Medical advised eSAFETYWORLD and EB Consulting that it would issue the shares of common stock to satisfy the agreements. The agreements covered a period of 18 months.

         In September 2001, Global Medical and eSAFETYWORLD rescinded their consulting agreement, eSAFETYWORLD returned the 600,000 shares of Global Medical common stock and the two parties entered into a revised consulting agreement covering substantially the same services. This new consulting agreement expired on October 31, 2001. In the event that we opt to issue shares of common stock for compensation to eSAFETYWORLD to satisfy the obligations under the new consulting agreement, we agreed to register such common stock under the Securities Act of 1933 on Form SB-2 or S-1 prior to the issuance of the shares. We also agreed to distribute the 600,000 shares to eSAFETYWORLD within 24 hours after the applicable registration statement becomes effective. We have advised eSAFETYWORLD that we will opt to issue shares.

         In September 2001, we negotiated the cancellation of our agreement with EB Consulting and the 350,000 shares issuable under that agreement were cancelled. EB Consulting holds none of our shares and has no right to receive our shares in the future.

         Our corporate office is located at 16553 Turquoise Trail, Weston, FL 33331, and our telephone number is 954-349-4693.

Global Medical summary financial data

         Global Medical has had no revenue producing operations and has virtually no assets.

                                  Risk Factors

         In addition to the information contained elsewhere in this document, you should carefully read the following risk factors related to Global Medical and the Distribution.

Recipients of the Distribution will incur an income tax liability

         Dividends and distributions received are taxable as ordinary income for federal income tax purposes provided that eSAFETYWORLD has current or accumulated earnings and profits. At December 31, 2001, eSAFETYWORLD did not have any earnings or profits. The fair market value of Global Medical's shares will be established by trading that develops immediately after the Distribution with respect to such shares. However, the Distribution is taxable even if a trading market for the shares never develops. eSAFETYWORLD agreed to accept 600,000 shares of our common stock in settlement of $300,000 of services which equates to a value of $.50 per share. There can be no assurances that this price will in any way reflect the price at which our shares will trade after the effectiveness of this registration statement.

         The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor.

Global Medical is a development stage company with no operating history and anticipated losses.

         Global Medical was incorporated in March 1998, and it has not yet initiated its principal current business operations. It has no revenues and virtually no assets. A substantial portion of its activities has involved developing a business plan. Therefore, it has insufficient operating history upon which an evaluation of its future performance and prospects can be made. Global Medical's future prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business. An investor in Global Medical's common stock must consider the risks and difficulties frequently encountered by development stage companies operating in new and competitive markets.

         Global Medical cannot be certain that its business strategy will be successful or that it will ever be able to commence revenue generating activities. Furthermore, Global Medical believes that it is probable that it will incur operating losses and negative cash flow for the foreseeable future.

Global Medical has no financial resources, and its auditors' report states that there is substantial doubt about its ability to continue as a going concern.

         Global Medical has virtually no financial resources and an operating loss accumulated during the development stage. Its auditors state in their opinion on Global Medical's financial statements that this lack of resources causes substantial doubt about Global Medical's ability to continue as a going concern. No assurances can be given that Global Medical will generate sufficient revenue to continue as a going concern.

Global Medical does not currently have a marketable product or service and has not entered into any contracts or agreements that can result in any revenue

         We are a development stage company with no revenues and only one employee. We have no contracts or agreements that can result in revenue. No assurances can be given that we will ever develop a service that will generate revenue.

Global Medical will need financing which may not be available.

         Global Medical has not established a source of equity or debt financing. Global Medical will require financing to establish diagnostic medical centers and surgical centers and implement its strategic plan. There can be no assurance that financing will be available or found. If Global Medical is unable to obtain financing, it may not be able to commence revenue producing activities.

Global Medical has had negative cash flow since inception and anticipates operating losses and negative cash flow for the foreseeable future.

         Global Medical has incurred negative cash flow since inception and has an accumulated deficit during the development stage of $494,250 at February 28, 2002. Furthermore, Global Medical believes that it is probable that it will incur operating losses and negative cash flow for the foreseeable because of costs and expenses related to marketing and startup activities.

         Global Medical cannot be certain that its business strategy will be successful or that it will successfully address these risks. Our independent auditors indicated in their report that "the Company has suffered recurring losses from operations and has no established source of revenue which raises substantial doubt about its ability to continue as a going concern."

If Global Medical succeeds in implementing our business strategy, we will have to establish an infrastructure without which we will lose control of our day-to-day business activities.

         We are a development stage company with very few formal policies or structures. If our business grows, we will have to establish an infrastructure to control and monitor our business and activities. If we are unsuccessful in establishing this infrastructure, we may lose control of our day-to-day operations which would result in providing poor service and the loss of revenues. The infrastructure will include:

o        accounting and reporting systems;

o        personnel policies and procedures; and

o        appropriate supervisory procedures.

We will need to develop awareness for our proposed centers in the medical community

         Our strategy is dependent upon physician groups using our services. In order to establish a center, we will need to obtain usage commitments from physician groups prior to obtaining financing. We will have to make our plans known and convince physician groups that our plans are beneficial to their practice, realistic and achievable and that we have the ability to execute the plan effectively. There are no assurances that we will be successful in these undertakings. If we are not successful, we will be unable to establish our proposed centers.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligation.

         We have no committed source of financing. Wherever possible, we will attempt to use noncash consideration to satisfy obligations. In many instances, we believe that the noncash consideration will consist of shares of our stock. In addition, if a trading market develops for our common stock, we will attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, and that dilution may be material.

Global Medical will be heavily dependent on the services of Walter Scholler.

         Global Medical's business strategy is completely dependent upon the knowledge and business contacts of Walter Scholler, its founder and president. If Global Medical were to lose the services of Mr. Scholler, it is unlikely that it would be able to implement its business plan.

Global Medical will need to engage and retain qualified employees and consultants to implement its strategy.

         Mr. Scholler is Global Medical's only fulltime employee. Global Medical will have to locate, engage and retain qualified and experienced professionals who are familiar with medical billing procedures and practices to implement its plan. If it is unable to attract experienced industry professionals, it is unlikely that it will be able to generate a material amount of revenue. No assurances can be given that it will be able to locate, engage or retain qualified industry professionals.

All aspects of Global Medical's operations are subject to regulation by federal, state and local governments

         Global Medical and its planned diagnostic treatment centers will be subject to extensive and changing federal, state and local regulations. Federal law prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for the referral of Medicare or Medicaid eligible patients or in return for the purchase, lease or order of items or services that are covered by Medicare or Medicaid. Federal law also prohibits certain financial relationships between physicians and other health care providers. These self-referral statutes are broad and the full extent of their application is not known. Recent federal self-referral statutes prohibit a physician from referring Medicare or Medicaid patients to an entity providing "designated health services," as specifically defined in that statute, where the physician has a prohibited financial relationship with the entity. Diagnostic treatment centers are not currently among the designated health services. In addition, many states have adopted self-referral laws. Global Medical's ownership interest in a diagnostic treatment center typically will be through a wholly-owned subsidiary of Global Medical that is the general partner of a limited partnership that owns and operates the center. Often, the limited partners will be physicians who practice in the community where the diagnostic treatment center is located. Although Global Medical believes that its planned operations and structure will not violate the various laws referred to above, there can be no assurance that its activities will not be challenged by regulatory authorities. If a regulatory challenge is successful, it could have a material adverse effect on Global Medical. In addition to the adverse consequences of non-compliance with these regulations, the costs of compliance with regulations are, and are likely to remain, significant. It is not possible to predict accurately the content of future legislation or regulation affecting the health care industry or its impact on Global Medical's ability to develop or acquire new diagnostic treatment centers.

Global Medical's corporate structure could limit its ability to recover or obtain access to some assets.

         Global Medical plans on being a holding company that will derive a substantial portion of its operating income and cash flows from its subsidiaries and partnerships, although it will, subject to applicable state laws and the terms of its limited partnership agreements, be able to control the timing and amount of dividends paid by its subsidiaries and distributions made by its majority-owned partnerships. Although Global Medical will receive management fees directly, it will rely on dividends from its subsidiaries and distributions from its partnerships to generate the funds necessary to meet its obligations. Claims of creditors of Global Medical's subsidiaries or partnerships will generally have priority as to the assets of those subsidiaries or partnerships over the claims of Global Medical.

The trading price of Global Medical common stock is likely to be subject to significant fluctuations.

         There can be no assurance as to the prices at which the Global Medical common stock will trade before, on or after the Distribution date. Until the

Global Medical common stock is fully distributed and an orderly market develops in the Global Medical common stock, if ever, the price at which such stock trades may fluctuate significantly and may be lower or higher than the price that would be expected for a fully distributed issue. Prices for the Global Medical common stock will be determined in the marketplace and may be influenced by many factors, including:

o        the depth and liquidity of the market for Global Medical common stock,

o developments affecting the business of Global Medical generally and the impact of those factors referred to below in particular,

o        investor perception of Global Medical, and

o        general economic and market conditions.

No assurance can be given that an orderly trading market will ever develop for our stock. In any event, there is no relationship between the Distribution and the development of a trading market of any kind.

Global Medical common stock has no prior trading market or liquidity.

         Prior to the date of this document, there has not been any established trading market for Global Medical common stock. Application will be made to have the shares of Global Medical common stock quoted on the OTCBB under the symbol "GMHC." Global Medical cannot predict the likelihood of the application being accepted. If the application is accepted, Global Medical cannot predict the extent to which investor interest in the company will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. It is likely that the trading market for our shares will be highly illiquid.

         In addition, Global Medical's common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Also, the stock market in general has experienced extreme price and volume volatility that has especially affected the market prices of securities of many companies. At times, this volatility has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of the common stock, regardless of Global Medical's actual operating performance.

         This volatility and lack of liquidity will make it difficult for you to resell your shares at or above the price on the Distribution date if such a price is set by a market maker.

Our shares are likely to be considered penny stock which will limit the ability of holders to sell the shares.

         SEC Rule 15g-9 establishes the definition of a "penny stock," for purposes relevant to Global Medical, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be a penny stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         Many brokerage firms and individual brokers do not deal in penny stocks because of the increased requirements. As a result, holders of penny stocks are likely to experience difficulties in trying to sell their shares.

Global Medical may become very dependent on reimbursement by health care insurance providers.

         The health care industry is experiencing a trend toward cost containment as government and other health care insurance providers, who may become Global Medical's principal indirect sources of revenue, seek to impose lower reimbursement rates and negotiate reduced contract rates with service providers, generally in the form of fixed rates for specified procedures. All of these insurance providers are generally referred to collectively as "third party payors." Government reimbursement rates are generally lower than the rates that may be charged at Global Medical's planned diagnostic treatment centers and are non-negotiable. Federal budget legislation and regulations could decrease the amount of funds available for reimbursement in total or for individual procedures. Reimbursement rates from managed care providers, such as health maintenance organizations, known as "HMOs," and preferred provider organizations, known as "PPOs," are generally set according to contracts between the individual center and the managed care provider. These contracts typically define reimbursement by specific procedure or group of procedures or as a percentage of standard charges and are renegotiated from time to time. Reductions in reimbursement rates by government or other third-party payors and the trend toward cost containment may adversely affect Global Medical's ability to open planned diagnostic treatment or surgery centers as well as future operating results or financial condition because it would limit our physician groups' ability to pay us on a timely basis or at all..

The health care industry is subject to extensive litigation.

         Global Medical's therapeutic treatment and surgery centers will be exposed to the risk of professional liability claims. Claims of this nature, if successful, could result in substantial damage awards to the claimants that may exceed the limits of any applicable insurance coverage. Although Global Medical plans on maintaining liability insurance that it believes will be sufficient in scope and amount, there can be no assurance that insurance will be available to Global Medical at acceptable rates or that successful liability claims asserted against Global Medical or its subsidiaries will not have a material adverse effect on Global Medical's operating results or financial condition.

Global Medical plans on operating in a highly competitive industry and most potential competitors have greater financial resources.

         The health care industry, in general, and the diagnostic treatment business, in particular, are highly competitive and subject to continual changes in the manner in which services are delivered and providers are selected. We will face competition in both aspects of our proposed business - the providing of administrative services and the management of diagnostic and surgical centers. Global Medical's proposed diagnostic and surgical centers will compete for patients principally with hospitals and other diagnostic treatment centers, most of which are larger and have greater resources than Global Medical. Our administrative service business will compete against a wide array of service providers who are entrenched and more well known to their customer base than are we. There can be no assurance that levels of competition will not increase or that competition will not have a material adverse effect on Global Medical's ability to commence revenue generating business.

         We have not selected any specific sites or locations for our proposed medical centers. There can be no assurances that other medical facilities with substantially greater resources or with more relationships in the physician community will not select sites in the locations that would be selected by us. For us to succeed, we would have to identify locations that are not served by similar centers. There is no assurance that we will be able to do so.

The medical systems and equipment that will be needed for our proposed centers may become technologically obsolete before we recover their costs.

         Sophisticated medical equipment is subject to rapid technological change as well as the potential development of alternative techniques or products. These changes could render equipment already purchased or leased uncompetitive or obsolete. If we are successful in opening a radiosurgery center or centers, we may be unable to finance the cost of new equipment as technology changes. In that case, we may not be able to continue in business.

                           Forward-Looking Statements

         This document and other materials filed or to be filed by eSAFETYWORLD or Global Medical with the Securities and Exchange Commission, as well as information included in oral statements or other written statements made or to be made by eSAFETYWORLD and Global Medical, contain statements that are "forward-looking." These statements appear in a number of places in this document and include, but are not limited to, all statements relating to plans for future growth and other business development activities, as well as capital expenditures, financing sources and the effects of regulation and competition, the terms of the Distribution and all other statements regarding the intent, plans, beliefs or expectations of Global Medical, as well as its respective directors or officers. Words like "expects," "anticipates," "intends," "plans" and similar expressions also identify forward-looking statements.

         Stockholders and readers are cautioned that such forward-looking statements are not assurances of future performance or events and involve risks and uncertainties that could cause actual results and developments to differ materially from those covered in such forward-looking statements.


                                The Distribution

Introduction

         On May__, 2002, the board of directors of eSAFETYWORLD approved a plan to distribute 600,000 shares of common stock of Global Medical common stock to be issued to eSAFETYWORLD pursuant to its consulting agreement with Global Medical on a pro rata basis to all holders of outstanding eSAFETYWORLD common stock. On the date of this prospectus, the eSAFETYWORLD board of directors formally declared a dividend payable to each holder of record of eSAFETYWORLD common stock at the close of business on the record date of one share of Global Medical common stock for every five shares of eSAFETYWORLD common stock held as of the close of business on the record date. Holders of eSAFETYWORLD common stock will not receive any fractional shares of Global Medical common stock in connection with the Distribution. eSAFETYWORLD agreed to accept 600,000 shares of our common stock in settlement of $300,000 of services which equates to a value of $.50 per share. There can be no assurances that this price will in any way reflect the price at which our shares will trade after the effectiveness of this registration statement.

         On or about the Distribution date and following receipt of 600,000 shares from Global Medical, eSAFETYWORLD will deliver the shares of Global Medical common stock to be distributed to the Distribution agent for transfer and distribution to the holders of record of eSAFETYWORLD common stock as of the close of business on the record date. The Distribution is expected to be made on or about [______], 2002.

         Of the shares distributed by eSAFETYWORLD, 214,000 or 35.7% will be distributed to shareholders who are considered affiliates of eSAFETYWORLD, and the remainder will be distributed to shareholders who are not considered affiliates of eSAFETYWORLD. No shares will be distributed to affiliates of Global Medical.

         Shares of Global Medical common stock distributed to eSAFETYWORLD stockholders will be freely transferable, except for shares of Global Medical common stock received by persons who may be deemed to be "affiliates" of Global Medical under the Securities Act of 1933, as amended. Persons who may be deemed to be affiliates of Global Medical after the Distribution generally include individuals or entities that control, are controlled by or are under common control with Global Medical, and may include senior officers and directors of Global Medical, as well as principal stockholders of Global Medical. Persons who are affiliates of Global Medical following the Distribution will be permitted to sell their shares of Global Medical common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 issued under the Securities Act.

         In September 2001, we negotiated the cancellation of our agreement with EB Consulting, an affiliate of eSAFETYWORLD, and the 350,000 shares issuable under that agreement were cancelled. EB Consulting holds none of our shares and has no right to receive our shares in the future.

Reasons for the Distribution

         In September 2000, eSAFETYWORLD signed an agreement to provide certain business and technical consulting services to Global Medical. In September 2001, that agreement was rescinded and the 600,000 shares were returned to us, and we entered into a new agreement providing for substantially the same services.

         In agreeing to assist Global Medical, eSAFETYWORLD considered the following key factors:

o eSAFETYWORLD's management team has developed significant expertise that it believed could be applied to other companies and industries;

o eSAFETYWORLD retains its strong liquidity compared to its projected requirements, so it was appropriate to consider non-cash consideration for the services to be provided;

o eSAFETYWORLD believed that Global Medical's business plan has strong potential if executed effectively; and

o eSAFETYWORLD might maximize the long-term financial return to its stockholders by obtaining stock in Global Medical and distributing it to its stockholders.

Based on these considerations, eSAFETYWORLD agreed to accept an aggregate of 600,000 shares of Global Medical common stock in consideration for the principal consulting services that it is providing. These 600,000 shares constitute approximately 6% of the issued and outstanding common stock of Global Medical at September 30, 2001, assuming such shares had been issued. eSAFETYWORLD now proposes to distribute these 600,000 shares to the eSAFETYWORLD stockholders as a dividend, pro rata in proportion to the number of shares of eSAFETYWORLD held by each. Accordingly, the eSAFETYWORLD stockholders will receive one share of Global Medical common stock for approximately each five shares of eSAFETYWORLD now held by them.

         eSAFETYWORLD believes that the Distribution of Global Medical shares and the resulting creation of a publicly-held corporation may offer the stockholders of eSAFETYWORLD greater liquidity than if all 600,000 shares received by eSAFETYWORLD were retained by it. In addition, the Distribution will result in Global Medical becoming a publicly-held company with equity securities that could be used in its compensation programs and to facilitate potential alliances.

         The discussion of the reasons for the Distribution set forth herein includes forward-looking statements that are based on numerous assumptions with respect to the trading characteristics of the Global Medical common stock and the ability of Global Medical management to successfully take advantage of growth, acquisition and alliance opportunities. Many of those factors are discussed above under the captions "Forward-Looking Statements" and "Risk Factors."

Form of transaction

         At the time of the Distribution, eSAFETYWORLD will hold 600,000 shares of Global Medical's common stock, which will represent approximately 6% of the total number of Global Medical's shares of common stock outstanding.

         The Distribution is the method by which eSAFETYWORLD will distribute these 600,000 shares of Global Medical to its stockholders resulting in Global Medical becoming a publicly-held company. After the Distribution, stockholders of eSAFETYWORLD will continue to own their shares in eSAFETYWORLD and the Global Medical shares distributed to them in the Distribution.

         Because of eSAFETYWORLD's role in the Distribution, it is deemed to be a statutory "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933. eSAFETYWORLD has advised us that it will comply with the prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to its stockholders. Further, eSAFETYWORLD has acknowledged to us that it is familiar with the anti-manipulation rules of the SEC, including Regulation M under the Securities Exchange Act of 1934. These rules may apply to sales by eSAFETYWORLD in the market following the creation of a public market, if such a market ever develops.

         With certain exceptions, Regulation M prohibits any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in an applicable distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of our common stock.

Manner of effecting the Distribution

         The Distribution will be made on the Distribution date to holders of record of eSAFETYWORLD common stock at the close of business on the record date. Based on the 3,000,000 shares of eSAFETYWORLD common stock outstanding as of November 30, 2001, the Distribution would consist of one share of Global Medical common stock for each five shares of eSAFETYWORLD held.

         eSAFETYWORLD will not deliver scrip evidencing a fractional share or pay any related amount to a stockholder who would be entitled to a fractional share. Instead, the number of shares of Global Medical stock to which each eSAFETYWORLD stockholder of record is entitled will be rounded to the nearest whole share.

         Prior to the Distribution date, eSAFETYWORLD will deliver the shares of Global Medical common stock to be distributed to the Distribution agent for distribution. The Distribution agent will mail, on or about the Distribution date, certificates representing the shares of Global Medical common stock to eSAFETYWORLD stockholders of record as of the close of business on the record date. Holders of eSAFETYWORLD common stock will not receive any fractional shares of Global Medical common stock in connection with the Distribution.

         Holders of eSAFETYWORLD common stock will not be required to pay for shares of Global Medical common stock received in the Distribution, or to surrender or exchange certificates representing shares of eSAFETYWORLD common stock in order to receive shares of Global Medical common stock. No stockholder approval of the Distribution is required or sought. We are not asking you for a proxy and you are requested NOT to send us a proxy.

         In order to be entitled to receive shares of Global Medical common stock in the Distribution, eSAFETYWORLD stockholders must be stockholders at the close of business on the record date.

Federal income tax consequences of the Distribution

         Each eSAFETYWORLD stockholder receiving shares of Global Medical common stock in the Distribution will be considered to have received a taxable distribution in an amount equal to the fair market value of Global Medical common stock received, which will result in:

o a dividend to the extent of such stockholder's pro rata share of eSAFETYWORLD's current and accumulated earnings and profits;

o a reduction in such stockholder's basis in eSAFETYWORLD common stock to the extent the amount received exceeds such stockholder's share of earnings and profits until such basis equals zero, and

o a gain to the extent the amount received exceeds the sum of the amount treated as a dividend and the amount treated as a reduction of the stockholder's basis in eSAFETYWORLD common stock. Any gain of this type will generally be capital gain if the eSAFETYWORLD common stock is held as a capital asset on the Distribution date.

         The fair market value of Global Medical's shares will be established by trading, if any, that develops immediately after the Distribution with respect to such shares. However, the Distribution is taxable even if a trading market for the shares never develops. eSAFETYWORLD plans to accept 600,000 shares of our common stock in settlement of $300,000 of services which equates to a value of $.50 per share. There can be no assurances that this price will in any way reflect the price at which our shares will trade after the effectiveness of this registration statement. eSAFETYWORLD stockholders should consult their own advisers as to the specific tax consequences of the Distribution, including the application and effect of foreign, state and local tax laws.

Quotation and trading of Global Medical common stock

         Prior to the date of this document, there has not been any established trading market for Global Medical common stock. Application will be made to have the shares of Global Medical common stock quoted on the OTCBB under the proposed symbol "GMHC." There can be no assurance as to the prices at which the Global Medical common stock will trade on or after the Distribution date. Until the Global Medical common stock is fully distributed and an orderly market develops, if ever, in the Global Medical common stock, the price at which it trades may fluctuate significantly. Prices for the Global Medical common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of Global Medical common stock, developments affecting the businesses of Global Medical generally, including the impact of the factors referred to in "Risk Factors," investor perception of Global Medical and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

         Shares of Global Medical common stock distributed to eSAFETYWORLD stockholders will be freely transferable, except for shares of Global Medical common stock received by persons who may be deemed to be "affiliates" of Global Medical under the Securities Act of 1933. Persons who may be deemed to be affiliates of Global Medical after the Distribution generally include individuals or entities that control, are controlled by or are under common control with Global Medical, and may include senior officers and directors of Global Medical, as well as principal stockholders of Global Medical. Persons who are affiliates of Global Medical following the Distribution will be permitted to sell their shares of Global Medical common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 issued under the Securities Act.

         If securities are sold for the account of an affiliate, the amount of securities sold, together with all sales of restricted and other securities of the same class for the account of the person deemed an affiliate within the preceding three months, shall not exceed the greater of

o        one percent of the shares or other units of the class outstanding, or

o the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice, or

o the average weekly volume of trading in such securities reported through the consolidated transaction reporting system during the four-week period.

         Global Medical will apply to have its shares of common stock quoted and traded on the OTCBB. At the time of the Distribution of the stock to the eSAFETYWORLD stockholders, it cannot give any assurances as to whether it will be successful in having its shares quoted on the OTCBB.

Penny stock restrictions

         Until Global Medical's shares of common stock qualify for inclusion in the Nasdaq system, if ever, the trading of its securities, if any, will be in the over-the-counter markets which are commonly referred to as the "pink sheets" or on the OTCBB. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered.

         SEC Rule 15g-9 establishes the definition of a "penny stock," for purposes relevant to Global Medical, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth

o the basis on which the broker or dealer made the suitability determination and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

         Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         In order to be included and maintain a listing on the Nasdaq SmallCap Market, a company must meet the following requirements:

                 Requirements                             Initial Listing                   Continued Listing
------------------------------------------------ ---------------------------------- ----------------------------------
Net Tangible Assets(1)                                      $4 million                         $2 million
                                                                Or                                 Or
Market Capitalization                                       $50 million                        $35 million
                                                                Or                                 Or
Net Income (in latest fiscal year or 2 of last               $750,000                           $500,000
3 fiscal years)
Stockholders' equity(5)                                                                       $2.5 million
Public Float (shares)(2)                                     1 million                           500,000
Market Value of Public Float                                $5 million                         $1 million
Minimum Bid Price                                               $4                                 $1
Market Makers                                                    3                                  2
Shareholders (round lot holders)(3)                             300                                300
Operating History(4)                                          1 year                               N/A
                                                                Or                                 Or
Market Capitalization                                       $50 million
Corporate Governance                                            Yes                                Yes


(1) For initial or continued listing, a company must satisfy one of the following to be in compliance: the net tangible assets requirement (net tangible assets means total assets, excluding goodwill, minus total liabilities), the market capitalization requirement or the net income requirement.
(2) Public float is defined as shares that are not held directly or indirectly by any officer or director of the issuer and by any other person who is the beneficial owner of more than 10% of the total shares outstanding.
(3)  Round lot holders are considered holders of 100 shares or more.
(4) If operating history is less than one year, initial listing requires market capitalization of at least $50 million.
(5)  Compliance required by November 1, 2002.

         There are no assurances that Global Medical will ever meet the minimum listing requirements of Nasdaq, or that its common stock will be accepted for quotation on Nasdaq even if it does meet the minimum requirements.

General market risks

         There is no public market for Global Medical's common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of Global Medical's common stock may also be restricted under the securities or blue sky laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time. Global Medical's proposed trading symbol does not imply that a liquid and active market will be developed or sustained for its common stock.

         The market price for Global Medical's common stock, if publicly traded, is likely to be highly volatile and subject to wide fluctuations in response to factors, many of which relate to the actions of the market or participants in the market and are beyond our control. These factors, which are each largely out of our control because they relate to actions or decisions made or taken by others, include the following:

o        actual or anticipated variations in quarterly operating results;

o announcements by our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

o        departures of key personnel; and

o        potential litigation or regulatory matters.

In addition, sales or issuances of additional shares of common stock and announcements by us of events affecting our business could have a material impact on the volatility of our share price if a market for the shares ever develops.


         The market prices of the securities of microcap companies have been especially volatile. Broad market and industry factors may adversely affect the market price of Global Medical's common stock, regardless of Global Medical's actual operating performance. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. A stockholder lawsuit could result in substantial costs and a diversion of management's attention and resources and would adversely affect Global Medical's stock price.

         The sale or availability for sale of a substantial number of shares of Global Medical's common stock in the public market subsequent to the Distribution, pursuant to Rule 144 under the Securities Act of 1933 or otherwise, could materially adversely affect the market price of the common stock and could impair the company's ability to raise additional capital through the public or private sale of its securities. All of the 9,000,000 shares of common stock currently held by Global Medical's management are "restricted securities," as that term is defined in Rule 144 and may, under certain circumstances, be sold without registration under the Securities Act of 1933. The availability of Rule 144 to the holders of Global Medical's restricted securities would be conditioned on, among other factors, the availability of certain public information concerning Global Medical.

         Global Medical has 25,000,000 authorized shares of common stock. The board of directors, without stockholder approval, could issue up to 15,400,000 shares of common stock upon whatever terms it determines to whomever it determines, including persons or entities that would help its present management.

Legal matters

         Global Medical is not involved in any litigation or legal proceedings.

Relationship of eSAFETYWORLD and Global Medical Before and After the Distribution

         Prior to the Distribution, eSAFETYWORLD shall be issued approximately 6% of the issued and outstanding common stock of Global Medical, as consideration for entering into a consulting agreement to provide Global Medical with strategic planning and management consulting services as well as administrative support services.

         After the Distribution, eSAFETYWORLD will not directly own any of our shares, which at that time will be a publicly-held company with approximately 1,000 shareholders. Global Medical will not have any ownership interest in eSAFETYWORLD, and no one will hold management positions with or be a director of both companies.


                                 Dividend Policy

         The payment and level of cash dividends by Global Medical after the Distribution will be subject to the discretion of the board of directors of Global Medical. Global Medical currently intends to retain future earnings, if any, for the development of its business and does not anticipate paying cash dividends in the near future. Future dividend decisions will be based on, and affected by, a number of factors, including the operating results and financial requirements of Global Medical.

                                 Capitalization

         At February 28, 2002, Global Medical had negative tangible net worth. The following table sets forth the unaudited capitalization of Global Medical at February 28, 2002 and is qualified in its entirety by the combined financial statements of Global Medical and other information contained elsewhere in this document. See "Risk Factors."

    Long-term debt                                       $-0-
                                                          ----

    Stockholders' equity:
    Common stock, $.001 par value;
     authorized - 25,000,000 shares; issued
     and outstanding 9,000,000 shares                     9,000
    Additional paid-in capital                           65,000
    Deficit accumulated in the development stage       (494,250)
                                                        --------
    Total                                              (420,250)
                                                        --------
    Total capitalization                              $(420,250)
                                                        =========



                            Global Medical's Business

         Global Medical is a development stage company with no revenues or resources that was incorporated in March 1998. To date, all of its activities have involved developing and refining Global Medical's business strategy and plan. We have not generated any revenues. Our goals are to provide management and administrative services to medical practices and eventually to develop and manage diagnostic testing centers and outpatient stereotactic radiosurgery and oncology centers. Stereotactic surgery generally involves the use of X-ray, ultrasound, CT and/or MRI to precisely guide the cutting done by a surgeon. Often this procedure involves having a radiologist place a needle directly into whatever is to be surgically removed. In stereotactic radiosurgery, high-intensity doses of radiation are given in small fractions from multiple directions to kill a target with radiation rather than removing it by cutting. The radiation comes either from a linear accelerator or a source of gamma radiation, usually a chunk of radioactive cobalt. The procedure is noninvasive.

         The management and administrative services will principally consist of budgeting, bookkeeping, billing and collecting. We believe that we can enter the management services area without raising significant amounts of financing. The management portion of the business is a service business that does not involve capital expenditures. It involves engaging and managing people in overseeing the administrative and billing sides of a medical practice. The capital expenditures in entering the business is limited to software packages, most of which are publicly available, and a computer. Obtaining revenue producing business will initially be dependent upon using Mr. Scholler's contacts in the medical profession. Employees will require administrative, billing and/or accounting backgrounds. The initial funds raised by us, if any, will be used to acquire the software and implement the initial sales campaign and hire several employees to perform the work for clients. We believe that raising investments of $250,000 will provide sufficient funds for us to initiate this portion of the business. A significant portion of that amount will be used to cover salaries.

         We will manage diagnostic testing and stereotactic radiosurgery centers but provide no medical services ourselves. We will charge independent medical practices for the use of our equipment and bill the physicians directly. The diagnostic testing equipment will consist principally of CAT, magnetic resonance imaging, color Doppler ultrasound, and PET scanner. The initial equipment included in the surgery centers will be a gamma knife followed by other equipment necessary to make facilities into full service centers. All equipment, as well as the building housing the centers, will be leased.

         It is likely that a diagnostic center and a surgery center may be located in the same facility. No assurances can be given that we will ever be successful in obtaining sufficient contracts with medical practices or raise sufficient funding to start our proposed centers.

Management Services

         Management services will consist of:

Strategic services - At each affiliated practice, an operating board comprised of representation from Global Medical and affiliated physicians will be created to develop and adopt a strategic plan designed to improve the performance of the practice by:

o        outlining physician recruiting goals,

o        identifying services and equipment to be added,

o identifying or helping to develop effective third party payor relationships, and

o        facilitating communication with other affiliated physician groups.

Third party payors are generally insurance companies or similar programs that pay medical claims on behalf of beneficiaries.

Financial services - Global Medical will provide comprehensive financial analysis to each affiliated physician group in connection with managed care contracting and billing, collection, reimbursement, tax and bookkeeping services. Global Medical will also implement or oversee a cash management system. In addition, Global Medical and each affiliated physician group jointly will develop a comprehensive budget that includes the adoption of financial controls and cost containment measures.

Management information systems - Global Medical will oversee management information systems to facilitate and organize the exchange of clinical and operational information among Global Medical's affiliated physicians.

Administrative services - Global Medical will manage the facilities used by the affiliated physicians and provide support for practice management, billing functions and patient record keeping. Global Medical will also provide comprehensive purchasing services for drugs, supplies, equipment, insurance and other practice requirements.

Personnel management - Global Medical will employs and manage substantially all nonmedical personnel of most physician groups, including the executive director, controller and other administrative personnel. Global Medical will evaluate these employees, make staffing recommendations, provide and manage employee benefits and implement personnel policies and procedures. Global Medical will also provide similar administrative services to each physician group's employees.

         We will initially use the contact base and reputation of Mr. Scholler to obtain clients. Thereafter, we will compete on the basis of price and by offering a range of services that goes beyond basic billings and collections. We will make our services known by making direct sales calls, attending medical conferences and by mailings to medical groups.

Diagnostic and Surgery Centers

         Global Medical intends to open diagnostic testing centers containing state-of-the-art diagnostic equipment, including a CAT, magnetic resonance imaging, color Doppler ultrasound, PET scanner, and other modes that are needed to properly diagnose, plan, and execute therapy. The equipment and building needed for this strategy will be leased and made available to physician groups on a contract basis. Under the terms of the contracts, physician groups will have use of the facility for a specific number of days each week and will pay a flat amount for that availability. Thus, Global Medical will not provide any medical service directly or assume any collection risks from insurance companies.

         Global Medical will not be a provider of medical services. The affiliated practices and physicians who use the equipment and facilities on a fee basis will offer comprehensive and coordinated medical services to cancer patients, integrating the specialties of medical and gynecologic oncology, hematology, radiation oncology, diagnostic radiology and blood and marrow stem cell transplantation. Global Medical will provide the equipment used by these physicians but will make no medical decisions or recommendations, nor will it oversee any of the services provided by physicians.

         Global Medical will enter this aspect of its plan by entering into contracts with physician groups. The proposed agreements, if executed of which there can be no assurances, will make achieving certain levels of revenue likely because they will commit physician groups to use our facility for a minimum time period each week or month. The executed contracts will then be used to obtain leasing facilities to acquire equipment. The service agreements with the practices will generally have fixed contractual terms of three years and will be noncancelable to the practices and Global Medical, except for cause. Payments will be required on a monthly basis depending on the negotiated terms of the contract. In some instances, physicians or physician groups may become limited partners or investors in a surgical center to assist in the financing effort. Regulations barring self referrals effectively preclude physician groups from being limited partners in diagnostic centers. The fee will be negotiated with each physician group. It will be based on our actual anticipated operating costs, after giving effect to facility utilization rates, marked up by a negotiated profit percentage. That profit percentage may vary from contract to contract. We currently believe that we will try to realize markups of 25 to 30%

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

after taking into account all anticipated costs at a proposed center, but no assurances can be given that we will be successful in negotiating those rates or that we will succeed in obtaining any contractual commitments from physician groups.

         We will commence soliciting physician groups within a month following the effectiveness of this registration statement. Our initial focus will be on the diagnostic testing centers. If we are successful in establishing diagnostic testing centers, we will consider starting our efforts on the surgery centers. It is likely that the same medical groups that use the diagnostic testing center will also use the surgery center. We will be unable to seek financing from leasing companies to finance the medical equipment until we have sufficient numbers of commitments from physician groups as to indicate that we will be able to service our obligations. We cannot predict how long it will take to obtain sufficient commitments or whether we will ever be able to obtain sufficient commitments. No assurances can be given that Global Medical will be successful in this effort.

         The physician groups that enter into agreements with our facilities will perform all medical procedures that are performed. We will provide administrative and technical support but will provide no medical services. We will provide:

o        Receptionists and clerical support,

o        Billing professionals,

o        Technicians familiar with the operation of the equipment, and

o        Support personnel for the recovery rooms.

         The key element needed for success is the ability to sign sufficient numbers of medical professionals to ensure a level of revenue capable of financing the capital requirements and covering the overhead costs. No center will be opened until or unless we have entered into agreements that appear to result in sufficient revenue to permit us to meet our targeted goals for that center. In order to attract physician groups, we will have to:

o Select equipment that physicians believe is desirable to use for patient treatment or diagnosis and which is not readily available to them;

o Convince physician groups that our plan is achievable within the timeframes that we estimate for specific proposed centers;

o Convince physician groups that we will be efficient and effective in providing administrative and technical support services; and

Convince physician groups that we will maintain the centers at acceptable and desirable levels.

         We will rely heavily on the contacts of our founder, Walter P. Scholler, to locate and execute agreements with those medical groups. The physician groups will drive the patient count.

         Initially, we believe that PET scan units will be the principal reasons for physicians and patients to use our planned diagnostic centers and Gamma Knife equipment will be the initial equipment used in the surgery centers. These units can cost up to $3,000,000 each. We believe that many physicians do not generate sufficient numbers of patients to permit or justify purchasing these types of units.

         Our role at each center will be to maintain the physical facilities, provide reception and support personnel and provide billing support for our medical clients.

PET scan units - Commercial diagnostic Positron Emission Tomography or PET imaging systems are comprised of high-speed computers, an examination table and a large imaging detector mechanism, which are used to acquire and produce detailed PET images of the human body's metabolic functions. Performing an actual PET procedure scan involves first introducing a "radiotracer" into a patient's blood stream. A "radiotracer" is a substance which, when diffused into a patient's system, allows the PET scanner to create an image of the body's metabolic functions. After the radiotracer is diffused into a patient's body (which takes approximately 45 minutes), the patient is placed on an examination table which is moved into the center of the PET imaging mechanism, which is cylindrical and has an opening (or "gantry") with a diameter of approximately 60 centimeters. The wide gantry and relatively short length of the imaging mechanism help minimize patient discomfort. The scanning process takes approximately one hour to complete.

         The PET imaging system detects signals emitted by the radiotracer as it moves through the body. The radiotracer is attracted to any metabolic activity. As an example, cancer cells (which are highly metabolic) are easily detected by the PET imaging procedure. A high-speed computer reconstructs the signals into three-dimensional images that display normal or abnormal metabolic function. The radiotracer used in the PET procedure dissipates within twenty-four hours and the patient may go home the same day.

The advantages of PET - PET offers significant advantages over other diagnostic imaging techniques as it provides a direct measure of biochemistry and functional/metabolic activity. In most cases, the precursors to all disease are biochemical in nature and initially affect function, as opposed to structure. PET, which has the ability to create a diagnostic image of early metabolic changes, can significantly reduce the time to diagnosis, reduce costs and improve patient outcomes for numerous indications for oncology, cardiology and neurology.

         PET offers the following substantial advantages over current diagnostic imaging procedures:

o replaces the need for multiple, costly medical testing with a single imaging procedure;

o displays a 3D image of all of the organ systems of the body with one examination;

o diagnoses and detects diseases, in most instances, before detection by other tests;

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

o monitors the path and progress of disease as well as how the body responds to treatment;

o reduces or eliminates ineffective or unnecessary surgical/medical treatments and hospitalization; and

o        reduces redundant medical costs and reduces discomfort to the patient.

Surgery Centers

         Our initial surgery centers will be established for oncological procedures with the gamma knife being the initial key medical device.

Gamma Knife - Stereotactic radiosurgery is revolutionizing the treatment of problems in the brain by replacing a surgeon's scalpel with a single, high dose of gamma radiation. Stereotactic radiosurgery targets tumors in areas of the brain that are inaccessible to a surgeon's scalpel or so close to vital structures that surgery could irreparably harm normal brain tissue. To date, over 120,000 patients worldwide have undergone radiosurgery in procedures resulting in hospital stays that are 70 to 90 percent shorter than cases that are treated through conventional invasive surgery. In many cases, patients return to work in a few days following treatment.

         The Gamma Knife treats selected benign brain tumors (ie., meningiomas, pituitary and acoustic neuromas, craniopharyngiomas), malignant tumors (ie., gliomas, nasopharyngeal carcinomas, ocular meningiomas and solitary and multiple metastatic tumors), arteriovenous malformations and trigeminal neuralgia (facial pain). Research is being conducted in the treatment of Parkinson's Disease, epilepsy, and other functional disorders.

         Global Medical believes that the strengths of Gamma Knife are as follows:

o        There is a very accurate and reliable beam delivery system.

o The treatment time per isocenter is rapid in comparison to alternatives.

o        Dose distributions are effective.

o Field shaping is accomplished mainly by geometry of multiple isocenters, and may be better than with some linear accelerators for targets that are less than 15 mm in diameter.

Other benefits include:

Reduced health risks. Because the Gamma Knife requires no incisions and in most cases is used with only local anesthesia, the risks associated with conventional surgery, such as infection, hemorrhage, and adverse reaction to general anesthesia are eliminated. The Gamma Knife is designed to ensure that only abnormal tissue is affected without injuring surrounding healthy tissue.

No hair loss or scarring. Because Gamma Knife treatment is completed in one session and is specifically designed to protect the patient from diffuse exposure to radiation, the hair loss, disfigurement and scarring problems associated with traditional radiation therapy are avoided.

No pain. Gamma Knife treatment is virtually painless because the procedure is non-invasive.

Shorter hospitalization. Conventional neurosurgery requires lengthy hospitalization and long-term restrictions on physical activity. Gamma Knife patients usually leave the hospital within 24 hours of treatment and resume their normal activities soon afterward.

Reduced costs. Because of the minimal hospital stay required, Gamma Knife treatment is a cost-effective treatment option, saving an estimated 20 to 50 percent compared with an invasive neurosurgical procedure. Post-surgical disability and convalescent costs are minimal and the patient often returns to work immediately.

         The disadvantages of Gamma Knife arise from the fact that no tissue is removed from the patient. If a diagnosis is uncertain, there must be tissue for examination by pathologists before an appropriate treatment is planned. Tissue is also helpful for specialized studies of the tumor that can improve predictions of outcomes from treatment. In addition, the tissue targeted is not actually removed, but destroyed in place. If even a few cells survive, the cancer can return. Also, there are certain psychological advantages to being able to tell a patient that the tumor is out. Finally, the gamma knife will cause some damage to normal tissues, including burning, etc.

Regulation and legal matters

Health care reform - In recent years, a variety of legislative proposals designed to change access to and payment for health care services in the United States has been introduced. Although no major health reform proposals have been passed by Congress to date, other proposed health care reform legislation has been and may be considered by Congress and the legislatures of many of states, including the:

o        regulation of patient referral practices,

o        reimbursement of health care providers,

o        patients' rights to select physicians and providers,

o        formation and operation of physician joint ventures, and

o        tort reform.

         No predictions can be made as to whether health care reform legislation or similar legislation will be enacted or, if enacted, its effect on Global Medical. Any federal or state legislation prohibiting, among other things, the referral to or treatment of patients at surgery centers by health care providers may have a material adverse effect on Global Medical if Global Medical is successful in initiating revenue producing activities. In the event that federal or state regulations prohibit the ownership of surgery centers by physicians and we had already opened surgery centers in which physicians were serving as limited partners, Global Medical would seek to purchase the interests held by its limited partner physicians using either the cash flow from the affected surgery center or by refinancing the facility. Some of Global Medical's future limited partnership agreements may contain a provision that will allow Global Medical to purchase the interest of each limited partner for an agreed-upon amount. Global Medical cannot make any assurances that we will have the resources to exercise the buyout clauses if circumstances make it advantageous or necessary to do so. These provisions would only affect surgery centers. Diagnostic treatment centers cannot have limited physician partners because of regulatory restrictions on patient referrals.

Regulatory environment - Global Medical's proposed surgery centers and diagnostic treatment centers and the physicians utilizing our centers will be subject to numerous regulatory, accreditation and certification requirements, including requirements related to licensure, certificate of need, reimbursement from insurance companies and other private third-party payors, Medicare and Medicaid participation and reimbursement, and utilization and quality review organizations. The grant and renewal of these licenses, certifications and accreditations are based upon governmental and private regulatory agency inspections, surveys, audits, investigations or other reviews, including self-reporting requirements. An adverse review or determination by any regulatory authority could result in denial of a center's plan of development or proposed expansion of facilities or services, the loss or restriction of licensure by a center or one of its practitioners, or loss of center certification or accreditation. A regulatory authority could also reduce, delay or terminate reimbursement to a center or require repayment of reimbursement received. The loss, denial or restriction of required licensure, accreditation, certification or reimbursement through changes in the regulatory requirements, an enforcement action, or otherwise, could have a material adverse effect on Global Medical in the future.

         Under the Medicare and Medicaid programs, the federal government enforces a federal statute, the Fraud and Abuse Statute, that prohibits the offer, payment, solicitation or receipt of any remuneration, directly or indirectly, overtly or covertly, in cash or in kind to induce or in exchange for:

o        the referral of patients covered by the programs or

o the leasing, purchasing, ordering, or arranging for or recommending the lease, purchase, or order of any item, good, facility or service covered by the programs.

The federal courts have held that an arrangement violates the Fraud and Abuse Statute if one purpose of a transaction which results in the payment of remuneration, including the distribution of profits, is to induce the referral of patients covered by the Medicare and Medicaid programs, even if another purpose of the payment is to compensate an individual for professional services. Violations of this statute can result in criminal penalties, civil monetary penalties and exclusion from the Medicare and Medicaid programs. In an attempt to clarify which arrangements are exempt from program exclusion, civil sanctions or criminal prosecution under the Fraud and Abuse Statute, the Department of Health and Human Services published a set of "safe harbor" regulations outlining practices that are deemed not to violate the Fraud and Abuse Statute. Although compliance with one of the safe harbors assures participants that an arrangement does not violate the Fraud and Abuse Statute, failure of an arrangement to fit

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

within a safe harbor provision does not necessarily mean that arrangement violates the Fraud and Abuse Statute. We will not open any diagnostic treatment or surgery center without reviewing all regulatory issues with counsel and receiving an opinion that our proposed structure complies with all applicable regulations. However, no assurances can be given that regulatory authorities might not assert a contrary position or that new laws, or the interpretation of existing laws, might not adversely affect relationships established by Global Medical with physicians or other health care providers or result in the imposition of penalties on Global Medical or its facilities.

         The federal government restricts the ability of physicians to refer patients to entities in which the referring physicians have an ownership interest, except when the physician directly provides care or services at a facility that is an extension of the physician's practice and in very limited circumstances such as in rural areas where there is lack of available capital from non-physician sources. If the American Medical Association changes its ethical requirements to preclude all referrals by physicians, physician referrals to Global Medical's centers could be adversely affected. It is possible that a prohibition on physician ownership could adversely affect Global Medical's future operations.

         A range of federal civil and criminal laws target false claims and fraudulent billing activities. One of the most significant is the Federal False Claims Act, which prohibits the submission of a false claim or the making of a false record or statement in order to secure a reimbursement from a government-sponsored program. In recent years, the federal government has launched several initiatives aimed at uncovering practices which violate false claims or fraudulent billing laws. Claims under these laws may be brought either by the government or by private individuals on behalf of the government, through a "whistleblower" or "qui tam" action. Global Medical believes that it will establish procedures to stay in compliance with the Federal False Claims Act.

         Gamma Knife and other units that will be in centers contain Cobalt 60 radioactive sources. The medical centers that house the Gamma Knife units are responsible for obtaining possession and user's licenses for the Cobalt 60 source.

         Each diagnostic treatment center is likely to be a separate subsidiary. Each surgery center is likely to be a subsidiary or limited partnership controlled by us as general partner. In the case of surgery centers, we may receive financing assistance or guarantees from the limited partners who are likely to be physician groups that plan to use the center. In the case of the limited partnerships, we will typically expect to have a management agreement covering marketing, billing and general management services. That management agreement will specify fees equal to approximately 15% of total revenues collected. Global Medical will be a holding company that will derive a substantial portion of its operating income and cash flows from its subsidiaries and partnerships, although it will, subject to applicable state laws and, with respect to its proposed surgical centers, the terms of its limited partnership agreements, be able to control the timing and amount of dividends paid by its subsidiaries and distributions made by its majority-owned partnerships. Although Global Medical will receive management fees directly, it will rely on dividends from its subsidiaries and distributions from its partnerships to generate the

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

funds necessary to meet its obligations. Claims of creditors of Global Medical's subsidiaries or partnerships will generally have priority as to the assets of those subsidiaries or partnerships over the claims of Global Medical.

         Often, the limited partners who become involved in our proposed surgery centers will be physicians who practice in the community where the surgery center is located. There can be no assurance that our activities, if we are successful in commencing activities, will not be challenged by regulatory authorities. If a regulatory challenge is successful, it could have a material adverse effect on Global Medical. In addition to the adverse consequences of non-compliance with these regulations, the costs of compliance with regulations are, and are likely to remain, significant. It is not possible to predict accurately the content of future legislation or regulation affecting the health care industry or its impact on Global Medical's ability to develop or acquire new diagnostic treatment centers.

Competition

         We will compete with other management companies in the field of administration and with other diagnostic centers and hospitals. Most of these competitors will be more established and have greater resources than do we. We will compete on the basis of Mr. Scholler's contacts in the medical profession. Thereafter, we anticipate competing on the basis of providing excellent services to physicians. There are no assurances that we will succeed with this plan.

Facilities

         Global Medical currently operates out of a facility in Weston, Florida provided by Mr. Scholler as part of amounts due to him.

Employees

         At February 28, 2002, Global Medical had one employee, Walter P. Scholler, who is not currently serving in a fulltime capacity. Mr. Scholler, who currently devotes approximately 50% of his time to planning for us, will become a fulltime employee concurrent with the Distribution.

Research and development

         We have incurred no costs for research and development activities and do not anticipate incurring any such costs in the future.

Management's Discussion and Analysis of Results of Operations and Financial Condition

         Global Medical has not yet commenced revenue producing operations. The extent of operations over the next 12 months will be determined by:

o        The amount of financing obtained, if any, and

o        Our ability to negotiate noncash compensation to satisfy commitments.

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

         We cannot predict what our level of activity will be over the next 12 months. We will not incur any cash obligations that we cannot satisfy.

         We believe that we can enter the management services area without raising significant amounts of financing. The management portion of the business is a service business that does not involve capital expenditures. It involves engaging and managing people in overseeing the administrative and billing sides of a medical practice. The capital expenditures in entering the business is limited to software packages, most of which are publicly available, and a computer. Obtaining revenue producing business will initially be dependent upon using Mr. Scholler's contacts in the medical profession. Employees will require administrative, billing and/or accounting backgrounds. The initial funds raised by us, if any, will be used to acquire the software and implement the initial sales campaign and hire several employees to perform the work for clients. We believe that raising investments of $250,000 will provide sufficient funds for us to initiate this portion of the business. A significant portion of that amount will be used to cover salaries. This will be our first thrust upon raising any capital or funding.

         We will commence soliciting physician groups about our planned diagnostic treatment center within a month following the effectiveness of this registration statement. We will be unable to seek financing from leasing companies to acquire Gamma Knife or Pet Scanner units until we have sufficient numbers of commitments from physician groups as to indicate that we will be able to service our obligations. Global Medical will enter this aspect of its plan by entering into contracts with physician groups. The proposed agreements, if executed of which there can be no assurances, will make achieving certain levels of revenue likely because they will commit physician groups to use our facility for a minimum time period each week or month. The executed contracts will then be used to obtain leasing facilities to acquire equipment. No center will be pursued until and unless we have executed contracts covering sufficient commitments to permit us to cover all equipment, personnel and overhead costs. We cannot predict how long it will take to obtain sufficient commitments or whether we will ever be able to obtain sufficient commitments. No assurances can be given that Global Medical will be successful in this effort.

Liquidity

         Global Medical does not have any credit facilities or other commitments for debt or equity. We will need to be generating revenue or be able to raise additional funds approximately 12 to 15 months after raising our initial $250,000 in order to be able to continue our operations with full-time employees. An initial capital raise of $250,000 will permit us to hire a few employees and begin soliciting revenue generating business. We will engage the services of an investment banking firm to assist us in raising capital and will be guided by that firm's advice as to the form and nature of a transaction, if a transaction can be arranged on any terms of which there can be no assurances. We believe that current market conditions may make discretionary drawdown lines of credit or a similar equity infusion the most probable facility if our common stock begins to trade at sufficient volumes. However, no assurances can be given that we will be successful in obtaining an equity facility or any other form of investment.

         Wherever possible, we will attempt to use noncash consideration to satisfy obligations. In many instances, we believe that the noncash consideration will consist of shares of our stock. In addition, if a trading market develops for our common stock, we will attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, and that dilution may be material.

         If we are unable to obtain financing or if the financing we do obtain is insufficient to cover any operating losses we may incur, we may substantially curtail or terminate our operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

New accounting pronouncements

         No new pronouncement issued by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission is expected to have a material impact on Global Medical's financial position or reported results of operations.

                           Global Medical's Management

     Global Medical's management and directors consist of:

Name                            Age                  Title

Walter P. Scholler              60             Chairman, president, CEO, CFO
Steven M. Abrams                54             Director
Gordon L. Grado                 48             Director



Walter P. Scholler - is a founder of the Global Medical and has been its president since incorporation. He has 29 years of experience in the healthcare industry. From August 1996 through 1999, he provided consulting services to the industry through Advanced Healthcare Technologies, Inc., a private consulting company based in Safety Harbor, Florida. Since 1999, Mr. Scholler has devoted his time to developing our strategic plan. Mr. Scholler holds a bachelor of science degree from the University of Miami and a degree in profusion from the University of Texas Medical Center.

Steven M. Abrams, MD - has been a director since inception. He has been chairman of South Florida Oncology and Hematology Consultants, a medical practice located in Lauderdale Lakes, Florida since 1995. Dr. Abrams holds a bachelor of arts from Harpur College and an MD from New York Medical College.

Gordon L. Grado, MD - has been a director since inception. Dr. Grado has been a practicing oncologist for more than 20 years. From 1996-1997 he was medical director Center for Radiation Therapy - Mayo Clinic Scottsdale; from 1997 to 1998 he was medical director, Center for Radiation Therapy, Scottsdale, AZ. Since 2000 he has been the deputy director, Northwest Prostate Cancer Institute, Seattle, WA also serves as medical director of Grado Ragde Clinics in Clive, IA. He also has conducted a private medical practice in Scottsdale, AZ specializing in radiation oncology and brachytherapy since 1998. Dr. Grado has served as an instructor and lecturer. He holds a bachelor of science degree from Eastern Illinois University and an MD from Southern Illinois University and completed post graduate work at the Mayo Clinic Graduate School of Medicine.

Board of directors

         All directors hold office until the completion of their term of office, which is not longer than three years, or until their successors have been elected. Global Medical has a staggered board of directors. All officers are appointed annually by the board of directors and, subject to existing employment agreements, serve at the discretion of the board. Currently, directors receive no compensation. In the future, Global Medical will consider a directors' stock option plan.

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

Committees of the board of directors

         Concurrent with the Distribution, the Global Medical board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees.

         All directors will be reimbursed by Global Medical for any expenses incurred in attending directors' meetings provided that Global Medical has the resources to pay these fees. Global Medical will consider applying for officers and directors liability insurance, although no assurances can be given that such insurance will be obtained.

Stock option plan

         Global Medical has a stock option plan that expires in 2011 and enables Global Medical to grant incentive stock options, nonqualified options and stock appreciation rights for up to an aggregate of 1,500,000 shares of its common stock. Incentive stock options granted under the plan must conform to applicable federal income tax regulations and have an exercise price not less than the fair market value of shares at the date of grant or 110% of fair market value for owners of ten percent or more of the common stock. Other options and stock appreciation rights may be granted on terms determined by the compensation committee of the board of directors.

         No options are outstanding.

Executive compensation

         The following table sets forth for each of the last three fiscal years the annual and long-term compensation earned by, awarded to or paid to each person who served as a chief executive officer of Global Medical during the last fiscal year. No executive officer of Global Medical received compensation exceeding $100,000 during the preceding fiscal year:

Employment agreement

1. We have entered into a five-year employment agreement with Walter P. Scholler commencing July 1, 2001 under which we have agreed to pay him an annual salary of $120,000 during the first two years and $130,000 thereafter, payable every two weeks. Salary payments shall be subject to withholding and other applicable taxes. We have also agreed to provide Mr. Scholler with a car allowance of $750 per month and medical insurance plan. If, at any time during the term of this agreement, we have insufficient funds to pay Mr. Scholler on a scheduled pay date, the amount not paid will be accrued and paid to him when we have sufficient funds to do so.

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

                  Description of Global Medical's Capital Stock

Introduction

         Global Medical is authorized to issue 25,000,000 shares of common stock. There are 9,000,000 shares of common stock issued and outstanding at November 30, 2001. The Distribution has no impact on the number of shares issued and outstanding, although we will issue 600,000 shares of our common stock to eSAFETYWORLD prior to the Distribution. We will have 9,600,000 shares outstanding at the time of the Distribution The holders of Global Medical common stock:

o have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

o are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

o do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

o are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

         Global Medical declared a 3.6 for one stock split effective May 31, 1999. All share and per share amounts disclosed in this prospectus give retroactive effect to this stock split.

Authorized but unissued capital stock

         Nevada law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the Nasdaq, which would apply only if the Global Medical's common stock were listed on the Nasdaq, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock, including in connection with a change of control of Global Medical, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

         One of the effects of the existence of unissued and unreserved common stock may be to enable the board of directors of Global Medical to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Global Medical by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Global Medical's management and possibly deprive the stockholders of opportunities to sell their shares of Global Medical common stock at prices higher than prevailing market prices.

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

No preemptive rights

         No holder of any class of stock of Global Medical authorized at the time of the Distribution will have any preemptive right to subscribe to any securities of Global Medical of any kind or class.

Indemnification and limitation of liability for directors and officers

         The Global Medical Certificate of Incorporation, as amended, provides that Global Medical shall indemnify directors and officers to the fullest extent permitted by the laws of the state of Nevada. The Global Medical Certificate of Incorporation, as amended, also provides that a director of Global Medical shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent the exemption from liability or limitation thereof is not permitted under Nevada Law as the law exists or may be amended in the future.

         Global Medical has been advised that, in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by it of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, Global Medical will submit the question of whether indemnification by it is against public policy to an appropriate court and will be governed by the final adjudication of the case.

         There is no pending litigation or proceeding involving a director or officer as to which indemnification is or may be sought.

Transfer agent

         Standard Registrar & Transfer Company, Inc. has been appointed as the transfer agent and registrar for Global Medical's common stock effective with the Distribution. The transfer agent's address is 12528 South 1840 East, Draper, Utah 84020, and its telephone number is 801-571-8844.

             Securities of Certain Beneficial Owners and Management

         The following table sets forth information known to it regarding beneficial ownership of Global Medical's common stock at the date of this prospectus by:

o each person known by it to own, directly or beneficially, more than 5% of Global Medical's common stock,

o        each of Global Medical's directors, and

o        all of Global Medical's officers and directors as a group.

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

         Except as otherwise indicated, Global Medical believes that the beneficial owners of the common stock listed below, based on information furnished by the owners, have sole investment and voting power over the shares.



Name                               Number of shares (1)       Percent Held

Walter P. Scholler (2) (3)            8,880,500                   99.8
Gordon Grado  (2)                        10,000                     .1
Steven Abrams (2)                        10,000                     .1
eSAFETYWORLD, Inc. (4)                  600,000                    6.25
Directors and officers as a group
(3 persons) (2)                       9,000,000                   100.0%


1. The table does not give effect to 600,000 shares issuable to eSAFETYWORLD in consideration for consulting services. The board of directors of eSAFETYWORLD will have voting control over the shares to be held by eSAFETYWORLD. eSAFETYWORLD now intends to distribute those 600,000 shares to its shareholders. eSAFETYWORLD's address is 80 Orville Drive, Bohemia, NY 11716.

2. The address for all officers and directors is 16553 Turquoise Trail, Weston FL 33331.

3. Includes 144,000 shares held by Karen Scholler, the wife of Walter P. Scholler. Mr. Scholler is considered beneficial owner of those shares.

4. These shares are issuable upon the effectiveness of this registration statement.


                 Certain Relationships and Related Transactions

Consulting arrangements

         On September 28, 2000, Global Medical engaged eSAFETYWORLD and an affiliated venture, EB Consulting, to provide Global Medical with strategic planning and management consulting services as well as administrative support services. Global Medical had agreed to pay eSAFETYWORLD and EB Consulting aggregate fees of $400,000 which at Global Medical's option could be satisfied by the issuance of an aggregate of 950,000 shares of Global Medical's common stock. In February 2001, Global Medical elected to issue the shares of common stock.

         In September 2001, Global Medical and eSAFETYWORLD rescinded their consulting agreement, eSAFETYWORLD returned the 600,000 shares of Global Medical common stock and the two parties entered into a revised consulting agreement covering substantially the same services. The agreement gave us the option of satisfying the fee with a one-time payment of $300,000 in cash or through the issuance of 600,000 shares of our common stock. In the event that we opt to issue shares of common stock for compensation to eSAFETYWORLD to satisfy the obligations under the new consulting agreement, we agreed to register such common stock under the Securities Act of 1933 on Form SB-2 or S-1 prior to the issuance of the shares. We also agreed to distribute the 600,000 shares that have already been earned to eSAFETYWORLD within 24 hours after the applicable registration statement becomes effective. We have advised eSAFETYWORLD that we will opt to issue shares. The new agreement expired on October 31, 2001.

         In September 2001, we negotiated the cancellation of our agreement with EB Consulting, and the shares issuable under that agreement were cancelled. EB Consulting holds none of our shares and has no rights to receive any of our shares in the future. The agreement with EB Consulting was terminated because the period of time necessary for us to implement our business strategy proved to be longer than initially anticipated. As a development stage company we were not likely to benefit materially from EB Consulting's services. Both parties recognized that fact and agreed to rescind the agreement.

Amounts due to Walter P. Scholler

         As of February 28, 2002, we have accrued $34,250 for reimbursement of expenses incurred by and fees due our president, Mr. Scholler. Reimbursement of such expenditures and fees has been approved by the board of directors. In addition, as of February 28, 2002, we have accrued $80,000 of salary and $6,000 in car allowance owed to Mr. Scholler under the terms of his employment agreement.

         Mr. Scholler, who holds approximately 99% of our outstanding shares, is considered a promoter. We have no obligations to Mr. Scholler except as disclosed in this prospectus.



                                  Legal Matters

         Stephen B. Schneer, LLC, New York, counsel to Global Medical, has rendered an opinion that the common stock of Global Medical to be distributed to the stockholders of eSAFETYWORLD is legally issued, fully paid and nonassessable under New York law.

                                     Experts

         The financial statements of Global Medical as of May 31, 2001, and the two years then ended and the cumulative period from March 9, 1998 (date of inception) to May 31, 2001 have been audited by Massella Rubenstein LLP (formerly Massella, Tomaro & Co., LLP), Certified Public Accountants, as stated in its report appearing herein, and have been included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                              Available Information

         Global Medical has filed with the SEC a registration statement on Form SB-2 with respect to the shares of Global Medical common stock to be received by the stockholders of eSAFETYWORLD in the Distribution. This document does not contain all of the information set forth in the registration statement on Form SB-2 and the exhibits thereof, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other documents referred to herein are not necessarily complete. With respect to each such contract, agreement or other documents filed as an exhibit to the registration statement, reference is made to that exhibit and each statement shall be deemed qualified in its entirety by that reference. The registration statement and the exhibits thereto may be inspected and copied at the public reference facilities maintained by the SEC as follows:

o at the public reference room of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549;

o by writing to the SEC, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

o from the Internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy documents and other information regarding issuers that file electronically with the SEC.

Reports of Global Medical

         After the Distribution, Global Medical will be required to comply with the reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, to file reports, proxy statements and other information with the SEC.

         After the Distribution, the reports, proxy statements and other information may be inspected and copied at the public reference facilities of the SEC listed above and obtained by mail from the SEC as described above.

         Additionally, Global Medical will be required to provide annual reports, containing audited financial statements, to its stockholders in connection with its annual meetings of stockholders.

                          Index to Financial Statements



                                                                    Page
                                                                   number


AUDITED FINANCIAL STATEMENTS

Independent auditors' report                                         44

Balance sheet at May 31, 2001                                        45

Statements of operations for the years ended
May 31, 2001 and 2000 and cumulative period
from March 9, 1998 (date of inception) to May 31, 2001               46

Statement of stockholders' equity for the period
from March 9, 1998 (date of inception) to May 31, 2001               47

Statements of cash flows for the years ended May 31,
2001 and 2000 and cumulative period from
March 9, 1998  (date of inception) to May 31, 2001                   48

Notes to financial statements                                        49

INTERIM FINANCIAL STATEMENTS (unaudited)

Balance sheet at February 28, 2002                                   53

Statements of operations for the nine months ended
February 28, 2002 and 2001 and cumulative period
from March 9, 1998 (date of inception) to February 28, 2002          54

Statement of stockholders' equity (deficiency) for the
period from March 9, 1998 (date of inception) to
February 28, 2002                                                    55

Statements of cash flows for the nine months ended
February 28, 2002 and 2001 and cumulative period from
March 9, 1998  (date of inception) to February 28, 2002              56

Notes to financial statements                                        57

                          INDEPENDENT AUDITORS' REPORT





To the Board of Directors and Stockholders of Global Medical Holdings, Inc.

We have audited the accompanying balance sheet of Global Medical Holdings, Inc. (a development stage company) (the "Company") as of May 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the years ended May 31, 2001 and 2000 and cumulative period from March 9, 1998 (date of inception) to May 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2001 and the results of its operations and cash flows for the years ended May 31, 2001 and 2000 and cumulative period from March 9, 1998 (date of inception) to May 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a deficit accumulated during the development stage that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Massella, Tomaro & Co., LLP
Jericho, New York
July 6, 2001, except for Note 7, as to which the date is September 20, 2001

                          GLOBAL MEDICAL HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                  MAY 31, 2001


                                     ASSETS

Current assets:
 Cash                                                        $     -
 Deferred assets                                                222,224
                                                                -------
Total current assets                                            222,224
                                                                -------
Total assets                                                 $  222,224
                                                                =======


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Due to officer                                              $   30,000
                                                                -------
Total current liabilities                                        30,000
                                                                -------

Commitments and contingencies                                      -
                                                                -------
Stockholders' equity:
 Common stock - $.001 par value,
  25,000,000 shares authorized,
  9,950,000 shares issued and outstanding                         9,950
Additional paid-in capital                                      399,050
Deficit accumulated during the development stage               (216,776)
                                                                -------
Total stockholders' equity                                      192,224
                                                                -------
Total liabilities and stockholders' equity                   $  222,224
                                                                =======





     The accompanying notes and independent auditors' report should be read in conjunction with the financial statements

                          GLOBAL MEDICAL HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS




                                                                    Cumulative
                                   For the year    For the year    period from
                                   ended May 31,   ended May 31,  March 9, 1998
                                      2001            2000        (date of
                                                                      inception)
                                                                 to May 31, 2001
                                  -------------    ------------  ---------------
Income                            $    -           $    -          $    -
                                  -------------    ------------  ---------------

Expenses:
 Selling, general and
  administrative expenses           207,776             -            216,776
                                  -------------    ------------  ---------------
Total expenses                      207,776             -            216,776
                                  -------------    ------------  ---------------
Loss before provision for
 income taxes                      (207,776)            -           (216,776)

Provision for income taxes             -                -               -
                                  -------------    ------------  ---------------

Net loss                          $(207,776)       $    -          $(216,776)
                                  =============    ============  ===============

Basic:
 Net loss per common share        $    (.02)       $    -
                                  =============    ============

Weighted average number of
 common shares outstanding         9,237,500        9,000,000
                                  =============    ============











     The accompanying notes and independent auditors' report should be read in conjunction with the financial statements

                          GLOBAL MEDICAL HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
      FOR THE PERIOD FROM MARCH 9, 1998 (DATE OF INCEPTION) TO MAY 31, 2001





                                                 Common Stock                                     Deficit
                                                 ------------                                  Accumulated           Total
                                                                             Additional            during         Stockholders'
                                           Shares           Amount         Paid-in Capital   Development Stage     Equity
                                       ----------------- ----------------- ---------------- ------------------ ------------------
Issuance of common stock upon
  capitalization of company at
  $.001 per share (March 9, 1998)          9,000,000           $ 9,000         $-                 $-                 $9,000

Net loss from date of inception
  (March 9, 1998) to May 31, 1999
                                                                                                 (9,000)             (9,000)
                                      ----------------- ----------------- ---------------- ------------------ ------------------
Balances at May 31, 1999                     9,000,000             9,000        -                (9,000)               -

Net loss for the year ended May 31,
  2000                                            -                 -           -                  -                   -
                                      ----------------- ----------------- ---------------- ------------------ ------------------
Balances at May 31, 2000                     9,000,000             9,000        -                (9,000)               -

Issuance  of common stock in
  connection with consulting
  agreements at $.42 per share
  (February 2001)                              950,000               950     399,050                                400,000

Net loss for the year ended May 31,
  2001                                                                                         (207,776)           (207,776)
                                      ----------------- ----------------- ---------------- ------------------ ------------------
Balances at May 31, 2001                     9,950,000           $ 9,950   $ 399,050         $ (216,776)          $ 192, 224
                                      ================= ================= ================ ================== ==================











     The accompanying notes and independent auditors' report should be read in conjunction with the financial statements

                          GLOBAL MEDICAL HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
    FOR THE TWO YEARS ENDED MAY 31, 2001 AND 2000 AND CUMULATIVE PERIOD FROM
                MARCH 9, 1998 (DATE OF INCEPTION) TO MAY 31, 2001

                                                                    Cumulative
                                   For the year    For the year    period from
                                   ended May 31,   ended May 31,  March 9, 1998
                                      2001            2000        (date of
                                                                      inception)
                                                                 to May 31, 2001
                                  -------------    ------------  ---------------

Cash flows from operating
 activities:
Net  (loss)                       $  (207,776)      $    -       $    (216,776)
Adjustments to reconcile net
(loss) to net  cash used for
 operating activities:
Amortization of deferred assets       177,776            -             177, 776
Increase (decrease) in:
Due to officer                         30,000            -              30,000
                                  -------------    ------------  ---------------
Net cash used for operating
 activities                              -               -              (9,000)
                                  -------------    ------------  ---------------
Cash flows from financing
 activities:
Proceeds from initial
 capitalization of company               -               -               9,000
                                  -------------    ------------  ---------------
Net cash provided by financing
 activities                              -               -               9,000
                                  -------------    ------------  ---------------
Net increase (decrease) in cash          -               -                -

Cash, beginning of period                -               -                -
                                  -------------    ------------  ---------------
Cash, end of period               $      -          $    -       $        -
                                  =============    ============  ===============

Supplemental disclosure of non-
 cash flow information:
Cash paid during the year for:

Interest                          $      -          $    -       $        -
                                  =============    ============  ===============
Income taxes                      $      -          $    -       $        -
                                  =============    ============  ===============

Schedule of non-cash financing
activities:

Common stock issued to satisfy
consulting  agreements            $   400,000       $    -       $       400,000
                                  =============    ============  ===============






   The accompanying notes and independent auditors' report should be read in conjunction with the financial statements

                          GLOBAL MEDICAL HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS



NOTE 1     -      ORGANIZATION

                  Global Medical Holding, Inc. (the "Company") was incorporated in the State of Nevada on March 9, 1998.

                  The purpose of the Company is to manage medical practices and to develop and manage outpatient stereotactic radiosurgery and oncology centers. Its goal is to become a leading independent operator of outpatient radiosurgery and oncology centers in the United States, although no assurances can be given that it will achieve that goal.

NOTE 2       -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                           a)       Basis of presentation
                                    ---------------------

                  The Company is considered to be a development stage company as of May 31, 2001 since planned principal operations have not yet commenced.

            b)    Cash and cash equivalents
                  -------------------------

                  The Company considers highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

           c)     Income taxes

The Company accounts for income taxes in accordance with the use of the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the respective periods' taxable income for federal, state and foreign income tax reporting purposes.

            d)    Earnings per share
                  ------------------

Earnings per share is computed pursuant to Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." Basic earnings per share is computed as net income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants and convertible debt. As the Company has no options, warrants or convertible debt outstanding as of May 31, 2001 and for all periods presented, diluted earnings per share is the same as basic earnings per share.

                          GLOBAL MEDICAL HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS



NOTE 2     -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

          e)      Use of estimates
                  ----------------

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           f)      Fair value disclosure at May 31, 2001
                   -------------------------------------

                 The carrying value of deferred assets and due to officers is a reasonable estimate of their fair value.

           g)    Effect of new accounting standards
                 ----------------------------------

                 The Company does not believe that any recently issued accounting standards, not yet adopted by the Company, will have a material impact on its financial position and results of operations when adopted.

NOTE 3     -     GOING CONCERN

                 The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. It is the intent of the Company to seek financing as needed from a variety of sources, although there are no assurances that such financing will be available when needed.

NOTE 4      -    PROVISION FOR INCOME TAX

                 Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to differences between the financial statement and tax bases of assets and liabilities for financial statement and income tax reporting purposes. Deferred tax assets and liabilities represent the future tax return consequences of these temporary differences, which will either be taxable or deductible in the year when the assets or liabilities are recovered or settled. Accordingly, measurement of the deferred tax assets and liabilities attributable to the book-tax basis differentials are computed by the Company at a rate of approximately 15% for federal and 9% for state.

                         The only material tax effect of significant items
                 comprising the Company's current deferred tax assets as of May 31, 2001 is the Company's net operating losses ("NOLs") which amounted to approximately $40,000. The deferred tax asset associated with the Company's NOLs amounted to approximately $9,000 as of May 31, 2001.

                          GLOBAL MEDICAL HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS



NOTE 4    -       PROVISION FOR INCOME TAX (cont'd)

                  The Company has recorded a 100% valuation allowance for the deferred tax asset since management could not determine that it was "more likely than not" that the deferred tax asset would be realized in the future. The Company's NOL's amounting to approximately $40,000 will expire between the years 2014 - 2016, if not utilized.

NOTE 5     -      STOCKHOLDERS' EQUITY

            a)    Common stock
                  ------------

                  The Company was organized during March 1998 by issuing an aggregate of 9,000,000 shares of its $.001 par value common stock to its founding shareholders for $9,000. The holders of the Company's common stock: (i) have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;
                  (ii) are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and (iv) are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

           b)     Stock incentive plan
                  --------------------

                  The Company has a stock incentive plan expires ten years from May 31, 2001, the date adopted, and enables it to grant incentive stock options, nonqualified options and stock appreciation rights for up to an aggregate of 1,500,000 shares of its common stock. Incentive stock options granted under the plan must conform to applicable federal income tax regulations and have an exercise price not less than the fair market value of shares at the date of grant (110% of fair market value for ten percent or more stockholders). Other options and SARs may be granted on terms determined by the board of directors or a committee of the board of directors. No options or other awards have been granted as of May 31, 2001.

          c)      Consulting agreements
                  ---------------------

                  In September 2000, the Company signed consulting agreements with two entities, eSAFETYWORLD, Inc. ("eSAFETYWORLD") and an entity affiliated with eSAFETYWORLD, EB Consulting, under which those entities agreed to provide certain business, technical and financial consulting services to the Company. The Company had the option to pay for these services through the issuance an aggregate of 950,000 shares of its common stock or payment of cash in the aggregate amount of $400,000.

                          GLOBAL MEDICAL HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 5     -       STOCKHOLDERS' EQUITY (cont'd)

          d)       Consulting agreements (cont'd)
                   ------------------------------

                  The agreements are for an 18-month period. The Company elected to issue the shares in February 2001 and determined the fair value of the issuance based on the cost of the services to be received. The cost of the services is being amortized over the terms of the agreements on a straight-line basis at the rate of $22,222 per month. The unamortized portion is recorded as a deferred asset.

NOTE 6     -RELATED PARTY TRANSACTIONS

           a)     Due to officer
                  --------------

                  The Company has accrued $30,000 for reimbursement of expenses incurred by and fees due its president. Reimbursement of such expenditures and fees has been approved by the Board of Directors.

           b)     Employment agreement
                  --------------------

                  The Company has entered into a five-year employment agreement with its president, Walter P. Scholler, commencing July 1, 2001 under which it has agreed to pay him an annual salary of $120,000 during the first two years and $130,000 thereafter, payable every two weeks. Salary payments shall be subject to withholding and other applicable taxes. The Company has also agreed to provide Mr. Scholler with a car allowance of $750 per month and a medical insurance plan. If, at any time during the term of this agreement, the Company has insufficient funds to pay Mr. Scholler on a scheduled pay date, the amount not paid will be accrued and paid to him when it has sufficient funds to do so.

NOTE 7     -SUBSEQUENT EVENTS

                  In September 2001, the Company and eSAFETYWORLD rescinded their consulting agreement, eSAFETYWORLD returned 600,000 shares of the Company's common stock and the two parties entered into a new consulting agreement covering substantially the same services. The new agreement gave the Company the option of satisfying the consulting fee with a one-time payment of $300,000 in cash or through the issuance of 600,000 shares of its common stock. In the event that the Company opts to issue shares of common stock for compensation to eSAFETYWORLD to satisfy the obligations under the new consulting agreement, it agreed to register such common stock under the Securities Act of 1933 on Form SB-2 or S-1 prior to the issuance of the shares. It also agreed to distribute the 600,000 shares that have already been earned to eSAFETYWORLD within 24 hours after the applicable registration statement becomes effective. The Company advised eSAFETYWORLD that it will issue the 600,000 shares of common stock to satisfy fully the Company's obligation to eSAFETYWORLD. The new agreement expired on October 31, 2001.

                  In September 2001, the Company negotiated the cancellation of its agreement with EB Consulting and the 350,000 shares of common stock issuable under that agreement were cancelled. EB Consulting had not yet completed any projects under the agreement that has been rescinded and has no further obligations to do so.

                          GLOBAL MEDICAL HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                FEBRUARY 28, 2002
                                   (UNAUDITED)


                                     ASSETS


Total                                                      $            -
                                                              =================


                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY


Current liabilities:
    Due to eSAFETYWORLD, Inc.                              $         300,000
    Due to officer                                                   120,250
                                                              -----------------
         Total current liabilities                                   420,250
                                                              -----------------


Commitments and contingencies

Stockholders' deficiency:
    Common stock - $.001 par value,
    25,000,000 shares authorized, 9,000,000
    shares issued and outstanding                                      9,000
    Additional paid-in capital                                        65,000
    Deficit accumulated during the development stage                (494,250)
                                                             ------------------
         Total stockholders' deficiency                             (420,250)
                                                             ------------------

Total liabilities and stockholders' deficiency               $          -
                                                             =================



















              The accompanying notes should be read in conjunction
                         with the financial statements

                          GLOBAL MEDICAL HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
              FOR THE NINE MONTHS ENDED FEBRUARY 28, 2002 AND 2001
                                       AND
                           CUMULATIVE SINCE INCEPTION
                                   (UNAUDITED)



                                                                   Cumulative
                                   For the nine    For the nine    period from
                                   months ended    months ended   March 9, 1998
                                   February 28,    February 28,    (date of
                                        2002          2001        inception) to
                                                                   February 28,
                                                                      2002
                                  -------------    ------------  ---------------
Income                            $    -           $    -          $    -
                                  -------------    ------------  ---------------

General and administrative
 expenses                           277,474          133,610         494,250
                                  -------------    ------------  ---------------

Net loss                          $(277,474)       $(133,610)      $(494,250)
                                  ==============   ============  ===============

Basic:
    Net loss                      $   (.03)        $    (.02)
                                  ==============   ============


Weighted average number of
 common shares outstanding         9,422,222        9,105,556
                                  ==============   ============





















              The accompanying notes should be read in conjunction
                         with the financial statements

                          GLOBAL MEDICAL HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                   FOR THE NINE MONTHS ENDED FEBRUARY 28, 2002
                                   (UNAUDITED)





                                                 Common Stock                           Deficit
                                                 ------------                          Accumulated           Total
                                                                    Additional          during         Stockholders'
                                   Shares           Amount         Paid-in Capital   Development Stage     Equity
                                  ----------- ----------------- ----------------    ------------------ ------------------

Balances at May 31, 2001           9,950,000  $      9,950     $   399,050          $    (216,776)      $  192,224

Return of shares upon rescission
of agreement at $.50 per share
(September 2001)                    (600,000)         (600)       (299,400)                  -             (300,000)

Return of shares upon rescission
of contract at $.10 per share
(September 2001)                    (350,000)         (350)        (34,650)                  -              (35,000)

Net loss for the nine months
ended February 28, 2002                 -             -               -                  (277,474)         (277,474)
                                  -----------  ------------     -----------         ------------------  --------------

Balances at February 28, 2002      9,000,000  $      9,000     $    65,000          $    (494,250)      $  (420,250)
                                  ===========  ============     ===========         ==================  ==============






















              The accompanying notes should be read in conjunction
                         with the financial statements

                          GLOBAL MEDICAL HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED FEBRUARY 28, 2002 AND 2001
                                       AND
                           CUMULATIVE SINCE INCEPTION
                                   (UNAUDITED)

                                                       Nine months Ended February 28,        Cumulative
                                                  -------------------------------------    Since Inception
                                                    2002                2001              -----------------
                                                   -----                ----
Cash flows from operating activities:
Net (loss)                                       $ (277,474)         $ (133,610)   $         (494,250)
Adjustments to reconcile net (loss to net
    cash used for operating activities:
    Amortization of deferred assets                 187,224             111,110               365,000
Increase (decrease) in:
    Due to officer                                   90,250              22,500               120,250
                                                   ---------          ----------          -------------
Net cash used for operating activities:                -                   -                   (9,000)
                                                   ---------          ----------          -------------

Cash flows from financing activities:
    Proceeds from initial capitalization
     of company                                        -                   -                    9,000
                                                   ---------          ----------          -------------
Net cash provided by financing activities:             -                   -                    9,000
                                                   ---------          ----------          -------------

Net increase (decrease) in cash                        -                   -                     -

Cash, beginning of period                              -                   -                     -
                                                   ---------          ----------          -------------
Cash, end of period                              $     -             $     -       $             -
                                                   =========          ==========          =============

Supplemental disclosure of non-cash flow information:
  Cash paid during the year for:
    Interest                                     $                   -   $                   -    $                    -
                                                 =====================   =====================    ======================
    Income taxes                                 $                   -   $                   -    $                    -
                                                 =====================   =====================    ======================

Schedule of non-cash financing activities:
  Common stock issued to satisfy
    consulting agreements                        $                   -    $     400,000           $       400,000
                                                 =====================    ======================= ===============


              The accompanying notes should be read in conjunction
                         with the financial statements

                          GLOBAL MEDICAL HOLDINGS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                February 28, 2002


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)       Basis of presentation
         ---------------------

 The accompanying interim condensed financial statements of Global Medical Holdings, Inc. (the "Company") for the nine month period ended February 28, 2002 and 2001 are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America and include all adjustments (consisting of normal recurring adjustments) considered necessary by management for a fair presentation for the periods shown. The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year. These condensed financial statements should be read in conjunction with the information filed as part of the Company's Registration Statement on Form SB-2, of which this prospectus is a part.

b)       Earnings per share
         ------------------

Earnings per share is computed pursuant to Statement of Financial Accounting
         Standard ("SFAS") No. 128, "Earnings Per Share." Basic earnings per share is computed as net income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants and convertible debt. The Company had no options, warrants or convertible debt as of February 28, 2002 and for all periods, diluted earnings per share is the same as basic earnings per share.

c)       Use of estimates
         ----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE   2 -  COMMITMENTS

         On September 28, 2000, the Company engaged eSAFETYWORLD, Inc. ("eSAFETYWORLD") and an affiliated entity, EB Consulting, to provide the Company with strategic planning and management consulting services as well as administrative support services. The Company agreed to pay eSAFETYWORLD and EB Consulting aggregate fees of $400,000, which at the Company's option could be satisfied by the issuance of an aggregate of 950,000 shares of the Company's common stock. In February 2001, the Company elected to issue the shares of common stock.

         In September 2001, the Company and eSAFETYWORLD rescinded their consulting agreement, eSAFETYWORLD returned 600,000 shares of the Company's common stock and the two parties entered into a new consulting agreement covering substantially the same services. The new agreement gave the Company the option of satisfying the consulting fee with a one-time payment of $300,000 in cash or through the issuance of 600,000 shares of its common stock. In the event that the Company opted to issue shares of common stock for compensation to eSAFETYWORLD to satisfy the obligations under the new consulting agreement, it agreed to register such common stock under the Securities Act of 1933 on Form SB-2 or S-1 prior to the issuance of the shares. It also agreed to distribute the 600,000 shares that have already been earned by eSAFETYWORLD within 24 hours after the applicable registration statement becomes effective. The Company advised eSAFETYWORLD that it will issue the 600,000 shares of common stock to satisfy fully the Company's obligation to eSAFETYWORLD. The new agreement expired on October 31, 2001.

         In September 2001, the Company negotiated the cancellation of its agreement with EB Consulting and the 350,000 shares of common stock issuable under that agreement were cancelled. EB Consulting had not yet completed any projects under the agreement that has been rescinded and had no further obligations to do so.

         During September 2001, the unamortized portion of the deferred assets was written off.

NOTE    3 -    RELATED PARTY TRANSACTIONS

 a)      Employment Agreement

         The Company has entered into a five-year employment agreement with its president, Walter P. Scholler, commencing July 1, 2001 under which it has agreed to pay him an annual salary of $120,000 during the first two years and $130,000 thereafter, payable every two weeks. Salary payments shall be subject to withholding and other applicable taxes. The Company has also agreed to provide Mr. Scholler with a car allowance of $750 per month and a medical insurance plan. If, at any time during the term of this agreement, the Company has insufficient funds to pay Mr. Scholler on a scheduled pay date, the amount not paid will be accrued and paid to him when it has sufficient funds to do so.

b)       Due to Officer

   As of February 28, 2002, the Company has accrued $34,250 for reimbursement of expenses incurred by and fees due its president. Reimbursement of such expenditures and fees has been approved by the Board of Directors. In addition, as of February 28, 2002, the Company has accrued $80,000 of salary and $6,000 in car allowance owed to its president under the terms of his employment agreement.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 22. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The Company has a provision in its charter, by-laws, or other contracts providing for indemnification of its officers and directors.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 23. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

------------------------------------------------------- -----------------------
SEC Filing fee                                                         $198.20
------------------------------------------------------- -----------------------
------------------------------------------------------- -----------------------
Accounting fees                                                       2,500.00
-------------------------------------------------------
-------------------------------------------------------
Other                                                                 1,500.80
-------------------------------------------------------

-------------------------------------------------------
Total                                                                $4,199.00
------------------------------------------------------- -----------------------

ITEM 24. RECENT SALES OF UNREGISTERED SECURITIES.

            During the three years preceding the filing of this registration statement, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

1. In March, 1998, 9,000,000 shares of Common Stock, after giving effect to all subsequent stock splits, were issued and sold for $9,000, or $.001 per share, to four founding individuals, Walter
                P. Scholler (8,850,000 shares), Karen Scholler (130,000 shares), Dr. Steven Abrams (10,000 shares), and Dr. Gordon Grado (10,000 shares), as founders.

         In February 2001, 950,000 shares of Common Stock were issued for consulting services to eSAFETYWORLD, Inc. and EB Consulting. The services provide by EB Consulting were valued at $100,000, or $.35 per share, and the services of eSAFETYWORLD were valued at $300,000, or $.50 per share. This transaction with the Registrant was negotiated in face to face discussions between executives of Registrant and executives of the Consultants. Registrant provided Consultant with business and financial information. Consultants had an opportunity to ask questions of and receive answers from executive officers of Registrant and was provided with access to Registrant's documents and records in order to verify the information provided. Because of the sophistication, education, business acumen, financial resources and position, the Consultants had an equal or superior bargaining position in its dealings with Registrant. The securities bear a restrictive legend. No underwriter participated in the foregoing transaction, and no underwriting discounts or commissions were paid. In September 2001, Registrant and eSAFETYWORLD rescinded their consulting agreement, and eSAFETYWORLD returned the 600,000 shares of Registrant common stock. On September 10, 2001 the eSAFETYWORLD and the Registrant entered into a new consulting agreement that expires on October 31, 2001. The Company has the option of paying the cash or issuing 600,000 shares of our common stock. To satisfy the obligations under the new consulting agreement, we agreed to register such common stock under the Securities Act of 1933, as amended, on Form SB-2 or S-1 prior to the issuance of the shares. We also agreed to distribute the 600,000 shares to eSAFETYWORLD within 24 hours after the applicable registration statement becomes effective. We have advised eSAFETYWORLD that we will opt to issue shares. This new transaction with the Registrant was negotiated in face to face discussions between executives of Registrant and executives of the Consultants. Registrant provided Consultant with updated business and financial information. Consultants had an opportunity to ask questions of and receive answers from executive officers of Registrant and was provided with access to Registrant's documents and records in order to verify the information provided. Because of the sophistication, education, business acumen, financial resources and position, the Consultants had an equal or superior bargaining position in its dealings with Registrant. No underwriter participated in the foregoing transaction, and no underwriting discounts or commissions were paid.

         In September 2001, we negotiated the cancellation of our agreement with EB Consulting and the shares issuable under that agreement were cancelled.

         The foregoing issuances and sales of securities were effected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, as amended.

         Registrant effected a 3.6 -for-1 forward stock split of its common stock, effective for holders of record on May 31, 1999. This increased its issued and outstanding shares to 9,000,000 shares, without the payment of any commission or other remuneration, in reliance on the exemption from registration provided in section 3(a)(9) under the Securities Act of 1933, as amended.

ITEM 25. EXHIBITS.

            The following exhibits can be found as exhibits to the filings listed.

3.1        Articles of Incorporation
3.2        By-Laws
4.1        Specimen of Certificate of Common Stock
5.1        Opinion of Stephen B. Schneer LLC *
10.1       Consulting Agreement with eSAFETYWORLD, Inc.
10.2       Consulting Agreement with EB Consulting
10.3       Employment Agreement with Walter P. Scholler
10.4       Stock Option Plan
10.5       New Consulting Agreement with eSAFETYWORLD, Inc.
10.6       Rescission Agreement
22.1       Consent of Massella, Rubenstein & Co., LLP
23.2       Consent of Stephen B. Schneer LLC (included in exhibit 5.1) *
99         Letter to Shareholders *
     *To be filed by Amendment

ITEM 26. UNDERTAKINGS.

            Subject to the terms and conditions of Section 15(d) of the Securities and Exchange Act of 1934, the undersigned registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission hereto before or hereafter duly adopted pursuant to authority conferred in that section.

            The Registrant further undertakes:

            (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Weston, State of Florida, on the18th day of April, 2002.


                                              GLOBAL MEDICAL, HOLDINGS, INC.



                                         By  /s/ Walter P. Scholler
                                                 ----------------------------
                                                 Walter P. Scholler, President


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


SIGNATURE                           TITLE                  DATE
---------                          -----                ---------

/s/ Walter P. Scholler Director                        April  18, 2002
--------------------------------
Walter P. Scholler

/s/ Steven Abrams                 Director             April 18, 2002
--------------------------------
Steven Abrams

/s/ Gordon Grado                  Director             April 18 , 2002
------------------------------------
Gordon Grado